Exhibit 99.1

NEWS RELEASE

HECLA ANNOUNCES PRODUCTION DECISION AT SAN SEBASTIAN

Open-pit mining expected to begin by year end

FOR IMMEDIATE RELEASE

September 16, 2015

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced that it expects to begin production at its San Sebastian project in the State of Durango, Mexico, by the end of 2015.

Economic Assumptions

The following is a summary of high-level life of mine economic assumptions of surface mining operations, as outlined in the Preliminary Economic Assessment (PEA) by AMC Mining Consultants (Canada) Ltd., to be completed within 45 days of this announcement.1, 2 The numbers shown are subject to change that is not anticipated to be material.

	Unit	Value
Total Projected Mill Feed	tons	273,352
Mill Throughput	tons per day	440
Gold Grade	oz/ton	0.14
Silver Grade	oz/ton	23.9
Gold Recovery	%	90.5%
Silver Recovery	%	85.5%
Gold Produced (recovered)	ounces	35,959
Silver Produced (recovered)	ounces	5,585,098
Silver Equivalent Production	ounces	8,138,740
Capital (mining and milling)	$ million	5.8
Cash cost, after by-product credits, per silver ounce[3]	$/ounce	5.49
Total After Tax Cash Flow (5% discount)	$ million	43.0
IRR	%	404

(1)

The PEA is preliminary in nature, and is based on a mineral resource estimate that includes inferred mineral resources (approximately 10% of projected production) that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The final numbers for the PEA are still being generated but the Company is confident that any changes will not materially affect the potential viability of the project.

(2)	Results in this table assume $1,103/oz gold and $15.53/oz silver prices and a 12.5 Peso/Dollar exchange rate.

(3)

Cash cost, after by-product credits, per silver ounce represents a non-GAAP measurement, and the most comparable GAAP measures are cost of sales and other direct production costs and depreciation, depletion and amortization.

“San Sebastian’s high-grade near-surface material is projected to provide significant production, more than 8 million silver equivalent ounces, and cash flow over the next two years,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “Our approach at San Sebastian has been to minimize capital expenditures by using a mining contractor and renting a nearby mill, allowing Hecla to quickly generate exceptional returns in this low-price environment. This approach reflects our strategy of simultaneously growing and created value while protecting our balance sheet.”

Velardeña Mill

Hecla has secured the use of a Merrill-Crowe processing plant near Velardeña in the State of Durango, Mexico, as announced on July 15, 2015. Under the terms of the toll treatment arrangement, Hecla has the ability to use the mill for 18 months, with the potential to extend for up to another 12 months. Located within 100 miles of San Sebastian, the mill was previously used by Hecla to process ore when it mined on the property from 2001 to 2005.

The mill has been idle for several years and is currently being rehabilitated and updated. The filling of supervisory positions is underway. The owner of the mill is in the process of reactivating existing permits.

Mining Technique

The proposed mining technique focuses on shallow, near-surface pits on the East Francine, Middle and North veins, targeting high-grade material. The pits are expected to be small, extending to a maximum of about 270 feet in depth. Near-surface material is weathered, and should be easily excavated. Drill and blast techniques are contemplated for deeper material.

The Company intends to use a contractor for mining operations, and the RFP process is progressing well.

In-Fill and Exploration Drilling Program

The PEA does not include results of the recent in-fill and exploration drilling program conducted on the East Francine, Middle and North veins. The program has had considerable success in extending the veins, increasing the thickness, and confirming the high-grade nature of the material, as announced on August 6, 2015.

Previous Mining History

The San Sebastian property is located in the state of Durango in the heart of the Mexican silver belt and contains a series of precious and base metal-bearing epithermal veins. From 2001 to 2005, Hecla produced 545,476 tons of ore containing 177,541 ounces of gold and 11.6 Moz of silver from the Francine Vein with an average grade of 0.32 oz/ton gold and 22.5 oz/ton silver, making it one of the highest-grade producers in Mexico at the time.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of mining, grade, recovery, free cash flow generation, mine life, IRR, ability to reactivate existing mill permits, production of silver, gold and silver equivalent ounces, ability to begin mining by year end, and the ability to mine the high-grade ore. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Phillipe Lebleu P.Eng (mining), Allen Anderson, P.E. (metallurgy) and Keith Blair, C.P.G (resource modelling), are QP’s, as set out in National Instrument 43-101 (NI 43-101) and have supervised the preparation of the scientific and technical information concerning Hecla’s San Sebastian project in this news release and have reviewed the news release for accuracy. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures is contained in “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico for Hecla Mining Company” to be completed within 45 days, (the “Technical Report”) which is being prepared for Hecla Mining Company.(“the Issuer”). Also included in this technical report is a description of the key assumptions, parameters and methods used to estimate the project’s economics and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Copies of this report will be available under Hecla's profile on SEDAR at www.sedar.com.

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”).  However, the Company is also a "reporting issuer" under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (“NI 43-101”).  NI 43-101 requires all disclosure of estimates of exploration potential, mineral resources and reserves to be disclosed in accordance with its requirements.  Such Canadian information is being included here to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, which requires the preparation of a “final” or “bankable” feasibility study demonstrating the economic feasibility of mining and processing the mineralization using the three-year historical average price for any reserve or cash flow analysis to designate reserves and that the primary environmental analysis or report be filed with the appropriate governmental authority, but also of  mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. The terms “measured resources”, "indicated resources," and "inferred resources" are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law.  Investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a "resource” will ever be upgraded to a higher category or will ever be economically extracted.  Investors are cautioned not to assume that all or any part of a "resource” exists or is economically or legally mineable.  Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

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